As filed with the Securities and Exchange Commission on July 30, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3577	04-3392453
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

2166 Brighton Henrietta Townline Road

Rochester, NY 14623

585-359-5900

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul J. Travers

Chief Executive Officer

2166 Brighton Henrietta Townline Road

Rochester, NY 14623

585-359-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.	Yvan-Claude Pierre, Esq.
Jeff Cahlon, Esq.	William Haddad, Esq.
Sichenzia Ross Friedman Ference LLP	Reed Smith LLP
61 Broadway, 32nd Floor	599 Lexington Avenue
New York, New York 10006	New York, New York 10022
Telephone: (212) 930-9700	Telephone: (212) 549-5400
Facsimile: (212) 930-9725	Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public : As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	$1,380,000	$188.23
Common Stock Purchase Warrants	2,623.60	0.36
Shares of Common Stock underlying Common Stock Purchase Warrants (2)	1,552,500	211.76
Representative’s Common Stock Purchase Warrant		(3)
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrants (2) (6)	75,000	10.23
Total Registration Fee	3,010,123.6	410.58

(1)     Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(2)     The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously registered an aggregate of $15,050,618 of its securities on the Registrant’s Registration Statement on Form S-1 (File No. 333-185661) declared effective on July 30, 2013, for which a filing fee of $2,052.90 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,010,123.6 is hereby registered.

(3)     No fee pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of common stock, and warrants to purchase shares of common stock, of Vuzix Corporation. The contents of the registrant’s earlier Registration Statement on Form S-1 (File No. 333-185661), as amended, which was declared effective on July 30, 2013, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 30, 2013.

Vuzix Corporation

By:	/s/ Paul J. Travers
Paul J. Travers
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Grant Russell
Grant Russell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Paul J. Travers	July 30, 2013
Paul J. Travers
Chief Executive Officer and Director (principal executive
officer)

/s/ Grant Russell	July 30, 2013
Chief Financial Officer and Director (principal financial and accounting officer)

/s/ William Lee	July 30, 2013
William Lee
Director

/s/ Alexander Ruckdaeschel	July 30, 2013
Alexander Ruckdaeschel
Director

/s/ Michael Scott	July 30, 2013
Michael Scott
Director

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of EFP Rotenberg, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)